Exhibit 10.30

EXECUTION VERSION

JOINDER, REAFFIRMATION AND RATIFICATION

OF GUARANTY OF RECOURSE OBLIGATIONS AND ENVIRONMENTAL

INDEMNITY AGREEMENT

This JOINDER, REAFFIRMATION AND RATIFICATION OF GUARANTY OF RECOURSE OBLIGATIONS AND ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is entered into as of August 3, 2015 by DAVID BISTRICER, an individual, having an address at c/o Clipper Equity LLC, 46-11 12th Avenue, Suite 1L, Brooklyn, New York 11219 (“Bistricer”) and TRAPEZE INC., a Delaware corporation, having an address at 810 Seventh Avenue, 28th Floor, New York, New York 10019 (“Trapeze”; each of the foregoing, a “Guarantor”, and collectively, “Guarantors”) and CLIPPER REALTY L.P., a Delaware limited partnership, having an address at 46-11 12th Avenue, Suite 1L, Brooklyn, New York 11219 (“Additional Guarantor”), for the benefit of DEUTSCHE BANK AG, NEW YORK BRANCH, a branch of Deutsche Bank, AG, a German Bank, authorized by the New York Department of Financial Services, having an address at 60 Wall Street, 10th Floor, New York, New York 10005, in its capacity as administrative agent (together with its successors and/or assigns, “Agent”), for itself and on behalf of any other Lender (as that term is defined in the Loan Agreement (as defined below)).

A.           Pursuant to that certain Amended and Restated Loan Agreement dated as of December 15, 2014 (the “Original Closing Date”), as affected by the letter agreement dated as of February 18, 2015 (as the same may be amended, modified, supplemented or replaced from time to time, the “Loan Agreement”) among 50 Murray Street Acquisition LLC, a Delaware limited liability company (“Borrower”), Agent and Lender, Lender made a loan (the “Loan”) to Borrower in a maximum principal amount of $360,000,000.00. Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

B.           In connection with the Loan, Guarantors executed and delivered to Agent (i) that certain Guaranty of Recourse Obligations dated as of December 15, 2014 (the “Guaranty”) and (ii) that certain Environmental Indemnity Agreement dated as of December 15, 2014 (the “Environmental Indemnity”);

C.           Concurrently with the execution and delivery hereof, Borrower is causing the Transfer of certain indirect ownership interests in Borrower pursuant to and in accordance with Section 7.2(k) of the Loan Agreement (the “Clipper REIT Investment”);

D.           In connection with the Clipper REIT Investment, Agent and Lender have requested that Additional Guarantor become an “Entity Guarantor” and a “Guarantor” under the Guaranty and a “Non-Borrower Indemnitor” and an “Indemnitor” under the Environmental Indemnity and Guarantors and Additional Guarantor have agreed to such request; and

E.           In connection with the Clipper REIT Investment and in order to satisfy the condition to the Clipper REIT Investment set forth in Section 7.2(k) of the Loan Agreement, Guarantors are delivering this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Joinder.

a.           Joinder. Additional Guarantor hereby acknowledges, agrees and confirms that by execution of this Agreement, Additional Guarantor joins and will be a party to: (a) the Guaranty, as an “Entity Guarantor” and a “Guarantor” thereunder, and (b) the Environmental Indemnity, as a “Non-Borrower Indemnitor” and an “Indemnitor” thereunder, with the same force and effect as if Additional Guarantor had been party thereto as of the Original Closing Date and Additional Guarantor shall be deemed and shall have all the obligations of an Entity Guarantor and a Guarantor under the Guaranty and a Non-Borrower Indemnitor and an Indemnitor under the Environmental Indemnity for all purposes. Additional Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Guaranty and the Environmental Indemnity applicable to it as an Entity Guarantor and a Guarantor and as a Non-Borrower Indemnitor and an Indemnitor, as applicable. Without limiting the foregoing, Guarantor and Additional Guarantor hereby acknowledge and agree that all obligations of Guarantor and Additional Guarantor pursuant to the Guaranty and the Environmental Indemnity shall be joint and several.

b.           Representations. Additional Guarantor hereby makes, as of the date hereof, each of the representations set forth in Article 3 of the Guaranty and Sections 1 and 13 of the Environmental Indemnity.

c.           Receipt of Documents. Additional Guarantor hereby acknowledges receipt of a copy of the Guaranty, the Environmental Indemnity, the Loan Agreement and the other Loan Documents.

2.           Reaffirmation and Ratification.

a.           Each Guarantor hereby reaffirms its guarantees and obligations under the Guaranty and each Guarantor and Additional Guarantor agree that, except as set forth herein, the Guaranty remains unmodified, in full force and effect, and valid, binding and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity.

b.           Each Guarantor hereby reaffirms its indemnities and obligations under the Environmental Indemnity and each Guarantor and Additional Guarantor agree that, except as set forth herein, the Environmental Indemnity remains unmodified, in full force and effect, and valid, binding and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity.

3.           Guarantor Representations. Each Guarantor and Additional Guarantor hereby represents and warrants to Lender as of the date hereof as follows:

a.           Valid and Binding Obligations. This Agreement constitutes legal, valid and binding obligations of each Guarantor and Additional Guarantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity.

2

b.           Control. Immediately after the Clipper REIT Investment, Bistricer shall Control the entity intended to become the Public Vehicle created in connection with such Clipper REIT Investment and continue to Control the Borrower.

c.           No Offsets; Defenses. There are no existing claims by any Guarantor or Additional Guarantor against Lender and there are no offsets or defenses by any Guarantor or Additional Guarantor to the payment of any amounts or performance of any obligations required under the Guaranty or the Environmental Indemnity or otherwise to the enforcement by Lender of the Guaranty or the Environmental Indemnity.

d.           Authority. No consent, approval, authorization or order of any court or Governmental Authority or any third party is required in connection with its respective execution and delivery of this Agreement.

4.          Notices. Any notices to Additional Guarantor pursuant to any of the Guaranty and Environmental Indemnity shall be to the address set forth below:

Clipper Realty L.P.

46-11 12th Avenue, Suite 1L

Brooklyn, New York 11219

Attention: David Bistricer

Facsimile No.: (718) 438-1290

with copy to:

Kramer Levin Naftalis & Frankel, LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Jay A. Neveloff, Esq.

Facsimile No. (212) 715-8290

5.          Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

6.          Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

7.          Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

8.          Governing Law. This Agreement shall be governed by, construed in accordance with, and enforced under the laws of the State of New York pursuant to Section 5-1401 of the General Obligations Law of the State of New York (without giving effect to the principals thereof relating to conflicts of law).

3

9.          Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one original.

[Remainder of Page Intentionally Left Blank]

4

IN WITNESS WHEREOF, each Guarantor and Additional Guarantor has executed this Agreement as of the date first above written.

GUARANTORS:

/s/ David Bistricer
DAVID BISTRICER, an individual

TRAPEZE INC.,
a Delaware corporation

By:	/s/ Sam Levinson
Name: Sam Levinson
Title: Authorized Signatory

ADDITIONAL GUARANTOR:

CLIPPER REALTY L.P.
a Delaware limited partnership

By:	/s/ David Bistricer
Name: David Bistricer
Title: Chief Executive Officer and President